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                                                                    EXHIBIT 99.4

                       CORRECTIONS CORPORATION OF AMERICA
                            10 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37219





                                 March 21, 2002





U.S. Securities and Exchange Commission
Washington, D.C. 20549

         Re:   Corrections Corporation of America (the "Company")

Ladies and Gentlemen:

         This letter is being provided to you pursuant to Temporary Note 3T to
Article 3 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Arthur Andersen LLP, the Company's independent auditors for the year ended December 31, 2001, has represented to the Company that the audit of the Company's financial statements for the year ended December 31, 2001, included as part of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, was subject to Arthur Andersen LLP's quality control system for the U.S. accounting and auditing practice, and as such, the Company has received reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen LLP was not relevant to the audit.

                                       Sincerely,

                                       CORRECTIONS CORPORATION OF AMERICA